As filed with the Securities and Exchange Commission on August 11, 2017

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	98-0608404
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

51 West 52nd Street, 7th Floor
New York, NY 10019-6163
Telephone: 1-844-689-3939
(Address and Telephone Number of Principal Executive Offices)

Christopher Missling, PhD
Chief Executive Officer
51 West 52nd Street, 7th Floor
New York, NY 10019-6163
Telephone: 1-844-689-3939
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Clayton E. Parker, Esq.
Matthew L. Ogurick, Esq.
Jeremiah W. Schwarz, Esq.
K&L Gates LLP
200 South Biscayne Boulevard, Suite 3900
Miami, Florida 33131-2399
Telephone: (305) 539-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an "emerging growth company". See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐
Non-accelerated filer	☐	Emerging growth company	☐
Accelerated filer	☒
(Do not check if a smaller
reporting company)

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum Offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.001 par value per share	6,050,553	$3.55	$21,479,464	$2,490

(1)	The Anavex Life Sciences Corp. 2015 Omnibus Incentive Plan (the “Incentive Plan”) authorizes the issuance of a maximum of 24,202,211 shares of common stock (6,050,553 shares of common stock following the reverse stock split on the basis of 1:4 on October 7, 2015), which are registered hereunder. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Capital Market on July 17, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Incentive Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Incentive Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been previously filed by Anavex Life Sciences Corp. (the “Company”) with the Securities and Exchange Commission (the “SEC”) and are hereby incorporated by reference into this registration statement and shall be deemed a part hereof:

(a) The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on December 14, 2016;

(b) The Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 2016, filed with the SEC on February 7, 2017;

(c) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

(d) The Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 7, 2017;

(e) The Current Reports of the Company on Form 8-K filed with the SEC on February 13, 2017 and April 21, 2017; and

(f) The description of the Common Stock contained in the registration statement on Form 8-A (Registration No. 001-37606) filed with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 23, 2015.

All reports and other documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any Current Report on Form 8-K that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes provide that the articles of incorporation, bylaws or an agreement made by a corporation may provide that expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by a corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that a director or officer is not entitled to be indemnified by the corporation.

Our Bylaws provide that we will indemnify, to the greatest allowable extent permitted under the Nevada Revised Statutes, directors or officers of the Company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of the Company. We will reimburse each such person for all expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims, as provided for under the provisions of the Nevada Revised Statutes. In addition, our Bylaws provide that the board of directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under Nevada law or otherwise, the Company has been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed on January 13, 2005)

4.2	Articles of Incorporation of Anavex Life Sciences Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed with the SEC on January 13, 2005)

4.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2015)

4.4	Certificate of Change to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2015)

4.5	Bylaws of Anavex Life Sciences Corp. (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2007)

5.1	Opinion of Snell & Wilmer, L.L.P.

23.1	Consent of BDO USA, LLP

23.2	Consent of Snell & Wilmer, L.L.P. (incorporated from Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

99.1	Anavex Life Sciences Corp. 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.91 to the Company’s Annual Report on Form 10-K filed with the SEC on December 29, 2015)

Item 9. Undertakings

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of the 11th day of August 2017.

ANAVEX LIFE SCIENCES CORP.

By:	/s/ Christopher Missling, PhD
Name:	Christopher Missling, PhD
Title:	Chief Executive Officer, Principal Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

We, the undersigned officers and directors of Anavex Life Sciences Corp., do hereby constitute and appoint Christopher Missling, PhD our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Christopher Missling, PhD	Chief Executive Officer, Principal Executive Officer,	August 11, 2017
Christopher Missling, PhD	Director

/s/ Sandra Boenisch, CPA, CGA	Principal Financial Officer, Principal Accounting	August 11, 2017
Sandra Boenisch, CPA, CGA	Officer

/s/ Athanasios Skarpelos	Director	August 11, 2017
Athanasios Skarpelos

/s/ Bernd Metzner, PhD	Director	August 11, 2017
Bernd Metzner, PhD

/s/ Elliot Favus, MD	Director	August 11, 2017
Elliot Favus, MD

/s/ Steffen Thomas, PhD	Director	August 11, 2017
Steffen Thomas, PhD

/s/ Peter Donhauser, D.O.	Director	August 11, 2017
Peter Donhauser, D.O.

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Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed on January 13, 2005)

4.2	Articles of Incorporation of Anavex Life Sciences Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed with the SEC on January 13, 2005)

4.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2015)

4.4	Certificate of Change to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2015)

4.5	Bylaws of Anavex Life Sciences Corp. (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2007)

5.1	Opinion of Snell & Wilmer, L.L.P.

23.1	Consent of BDO USA, LLP

23.2	Consent of Snell & Wilmer, L.L.P. (incorporated from Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

99.1	Anavex Life Sciences Corp. 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.91 to the Company’s Annual Report on Form 10-K filed with the SEC on December 29, 2015)

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